As filed with the Securities and Exchange Commission on October 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 Under

THE SECURITIES ACT OF 1933

AXIL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-4125218 (I.R.S. Employer Identification No.)

901 S. Fremont Avenue, Unit 158

Alhambra, California 91803

(Address of Principal Executive Offices) (Zip Code)

AXIL Brands, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Jeff Toghraie

Chief Executive Officer and Chairman of the Board of Directors

AXIL Brands, Inc.

901 S. Fremont Avenue, Unit 158

Alhambra, California 91803

(888) 638-8883

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (“Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by AXIL Brands, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the Commission on August 15, 2024;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2024, filed with the Commission on October 10, 2024;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on August 15, 2024 and October 10, 2024 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of the Registrant’s common stock set forth in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, as amended, provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware law. The Bylaws also provide that the Registrant will advance expenses to such persons, subject to the Registrant’s receipt of an undertaking from the indemnified party to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified under the Bylaws or the DGCL.

The Registrant also maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220846) filed with the Commission on October 6, 2017).
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (effective as of June 13, 2022) (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on August 25, 2022).
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (effective as of January 16, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 16, 2024).
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (effective as of February 14, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 12, 2024).
4.5	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220846) filed with the Commission on October 6, 2017).
4.6	Amendment to the Bylaws (effective as of February 14, 2024) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 12, 2024).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	AXIL Brands, Inc. 2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed with the Commission on August 25, 2022).
99.2	Amendment to the AXIL Brands, Inc. 2022 Equity Incentive Plan (effective as of February 14, 2024) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 15, 2024).
99.3	Form of Stock Option Agreement (2022) (2022 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed with the Commission on August 25, 2022).
99.4	Form of Stock Option Agreement (2023) (2022 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.9 the Registrant’s Annual Report on Form 10-K filed with the Commission on August 21, 2023).
99.5	Form of Restricted Stock Grant Agreement (2023) (2022 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.10 the Registrant’s Annual Report on Form 10-K filed with the Commission on August 21, 2023).
99.6	Form of Restricted Stock Unit Agreement (2023) (2022 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.11 the Registrant’s Annual Report on Form 10-K filed with the Commission on August 21, 2023).
99.7	Form of Stock Option Agreement (2024) (2022 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.1 the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 10, 2024).
107	Filing Fee Table.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alhambra, state of California, on October 10, 2024.

AXIL BRANDS, INC.

By:	/s/ Jeff Toghraie
Jeff Toghraie Chief Executive Officer and Chairman of the Board of Directors

Each person whose signature appears below constitutes and appoints each of Jeff Toghraie and Jeff Brown, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign and file amendments to this Registration Statement (including post-effective amendments), and to sign and file any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, including, in each case, filing all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in connection therewith, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, and their substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Toghraie	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 10, 2024
Jeff Toghraie

/s/ Jeff Brown	Chief Financial Officer, Chief Operating Officer and Director (Principal Accounting Officer and Principal Financial Officer)	October 10, 2024
Jeff Brown

/s/ Peter Dunne	Director	October 10, 2024
Peter Dunne

/s/ Nancy Hundt	Director	October 10, 2024
Nancy Hundt

/s/ Manu Ohri	Director	October 10, 2024
Manu Ohri